UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR SECTION 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   February 24, 2016

Semtech Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Appointment of a New Director.

On February 24, 2016, the Board of Directors (the “Board”) of Semtech Corporation (the “Company”) appointed Ye Jane Li to serve as a director of the Company effective February 25, 2016.  Ms. Li was also appointed to serve as a member of the Compensation Committee of the Board.  The Board has determined that Ms. Li is an independent director under the listing standards of the NASDAQ Stock Market and meets the additional independence requirements of the Securities and Exchange Commission with respect to Compensation Committees.

There are no other arrangements or understandings between Ms. Li and any other persons pursuant to which Ms. Li was selected as a director.  Ms. Li has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Li will be compensated for her service on the Board in accordance with the Company’s Policy Regarding Director Compensation (the “Director Compensation Policy”).  In accordance with the Director Compensation Policy, Ms. Li will receive a retainer of $45,000 per year for her service on the Board and an additional retainer of $10,000 per year for her service on the Compensation Committee of the Board.  Also in accordance with the Director Compensation Policy, on February 25, 2016 Ms. Li was granted the following equity awards under the Company’s 2013 Long-Term Equity Incentive Plan:

•                 A stock option to purchase 19,349 shares of the Company’s common stock with a per share exercise price of $18.50.

•                 An award of 1,116 restricted stock units that will be paid, subject to vesting, in an equal number of shares of the Company’s common stock following the vesting date.

•                 An award of 1,302 restricted stock units that will be paid, subject to vesting, in cash in connection with Ms. Li’s separation from service on the Board.

Ms. Li’s stock option is scheduled to vest in annual installments over the four-year period following the grant date.  Ms. Li’s restricted stock unit awards are scheduled to vest on the day prior to the Company’s 2016 annual meeting of stockholders.  Ms. Li’s equity awards are subject to accelerated vesting in certain circumstances in accordance with the Director Compensation Policy.

The Company will enter into its standard form of indemnification agreement for Board members (the “Indemnification Agreement”) with Ms. Li.  The form of Indemnification Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2010.  The Director Compensation Policy is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 4, 2015.

Item 7.01              Regulation FD Disclosure.

On February 29, 2016, the Company issued a press release regarding Ms. Li’s appointment to the Board.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including the copy of the press release attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Item 7.01, including the copy of the press release attached hereto as Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01              Other Events.

On February 24, 2016, the Company expanded the size of its Board from nine to ten directors in accordance with the Company’s Bylaws.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Semtech Corporation Press Release dated February 29, 2016. (This Exhibit 99.1 is being furnished and shall not be deemed “filed” as set forth in Item 7.01 hereof.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

		By:	/s/ Emeka N. Chukwu
Date:	February 29, 2016		Emeka N. Chukwu
Executive Vice President and Chief Financial Officer